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                                                                   EXHIBIT 10.15


THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE HEREOF, HOLDER AGREES THAT THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THE SECURITIES REPRESENTED BY THIS NOTE MAY BE MADE IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO MAKER THAT SUCH DISPOSITION WITHOUT REGISTRATION IS IN COMPLIANCE WITH THE SECURITIES ACT.


                            CONVERTIBLE SUBORDINATED
                                 PROMISSORY NOTE

$500,000.00                                                     October 11, 2000


         FOR VALUE RECEIVED, Beacon Education Management, Inc., a Delaware corporation ("Maker"), promises to pay to the Hambrecht 1980 Revocable Trust ("Holder"), the principal sum of Five Hundred Thousand and NO/100 Dollars ($500,000.00), plus interest accruing at eight percent (8%) per annum, compounded annually, in the manner provided below.

Section 1         Payments.

         Section 1.1 Principal. Subject to the provisions of this Note, the principal and any accrued but unpaid interest under this Note shall be due and payable on March 31, 2001 (the "Due Date").

         Section 1.2 Manner of Payment. All payments of principal and interest on this Note shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.

         Section 1.3 Prepayment. Maker may not prepay all or any portion of the outstanding principal balance due under this Note.

         Section 1.4       Subordination. The indebtedness evidenced by this
Note is hereby expressly subordinated in right of payment to any indebtedness at any time owing to KinderCare Learning Centers, Inc., a Delaware corporation ("KinderCare"), pursuant to that certain Equity Purchase and Loan Agreement, dated as of February 17, 2000, as amended (the "Purchase Agreement"), by and between KinderCare and Maker, or to any bank, financial or lending institution or other non-affiliated entity primarily in the business of extending credit or other financial accommodations (collectively, the "Senior Indebtedness"). So long as any default by Maker has occurred under any instrument or agreement evidencing any Senior Indebtedness, no payment shall be made in respect of this Note until the Senior Indebtedness has been repaid in


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full in cash or other provisions satisfactory to the holders of the Senior
Indebtedness have been made; provided, however, that Holder may require payment of all outstanding principal on the Due Date so long as Maker is not then in payment default, and by payment hereof will not become in payment default, under any Senior Indebtedness, and provided, further, that nothing in this Section shall prohibit conversion of this Note pursuant to Section 2 hereof. If the Holder obtains any payment in violation of the terms of subordination contained herein, such funds shall be held in trust for the holders of Senior Indebtedness and paid to them or their representatives upon request (in which event any amount delivered by Holder to any holder of the Senior Indebtedness shall continue to be owing under this Note).

         Section 1.5 Events of Acceleration. The occurrence of any of the following shall constitute an "Event of Acceleration" under this Note:

                           (a)      Voluntary Bankruptcy or Insolvency
                           Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of any of its creditors,
                           (iii) be dissolved or liquidated in full or in part,
                           (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (v) take any action for the purpose of effecting any of the foregoing; or

                           (b) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

                           (c) Default of Material Agreement. The Company shall be declared in default under the Purchase Agreement or under any agreement between the Company and the Holder; or

                           (d) Adverse Final Judgment. A final judgment which, together with all other undischarged final judgments against the Company, exceeds an aggregate of One Hundred Thousand Dollars ($100,000) shall have been entered against the Company if, within thirty
                           (30) days after the entry thereof, such judgment shall not have been fully satisfied or execution thereof stayed pending appeal, or if, within thirty
                           (30) days after the


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                           expiration of any such stay, such judgment shall
                           not have been fully satisfied.

         Section 1.6 Rights of Holder Upon Acceleration. Upon the occurrence or existence of any Event of Acceleration, Holder may declare all outstanding indebtedness hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, subject to the subordination provisions of Section 1.4. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Acceleration, Holder may exercise its rights under Section 2.2 hereof and any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

Section 2         Conversion.

         Section 2.1       Automatic Conversion. Upon an Equity Financing
(as defined below), (i) all of the principal then due pursuant to this Note shall automatically convert into the number of shares of the security or securities of the Company issued in such Equity Financing equal to the quotient of (x) such outstanding principal amount divided by (y) the per share purchase price of the Company's securities issued and sold in the Equity Financing and
(ii) all accrued and unpaid interest shall be automatically due and payable. "Equity Financing" shall refer to a bona fide round of financing which occurs after the date of this Note and on or before March 31, 2001 during which the Company issues shares of its capital stock in exchange for cash of not less than $2,500,000.

         Section 2.2 Optional Conversion. Subject to and in compliance with the provisions of this Note, Holder is entitled, at its option on (but not prior to) the Due Date, to convert all, or any portion, of the principal and interest then due pursuant to this Note into the number of shares of Maker's common stock, $0.01 par value per share (the "Common Stock"), equal to the quotient of (i) the principal and interest to be converted divided by (ii) $8.00 (the "Conversion Price"), subject to adjustment as set forth in Section 2.4 below.

         Section 2.3 Mechanics and Effect of Conversion. No fractional shares of the Company's capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.


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         Section 2.4       Adjustments and Notices of Record Date. The
Conversion Price and the number of shares of Common Stock shall be subject to adjustment from time to time in accordance with the following provisions:

                           (a) Subdivision or Combinations. In case the Company shall at any time subdivide its outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision or combination, as the case may be.

                           (b) Stock Dividends. In case the Company shall at any time make a distribution of additional shares of Common Stock to stockholders in respect of their shares of Common Stock, then the Conversion Price in effect immediately prior to the record date for such distribution shall be adjusted to that price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such distribution and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such distribution.

                           (c) Reclassification or Merger. In case of any reclassification, change or conversion of shares of Common Stock of the Company (other than as a result of a subdivision or combination described above), then the Company, or such successor or purchasing corporation or other entity, as the case may be, shall duly execute and deliver to the Holder hereof a new Note so that the Holder shall have the right to receive, in lieu of the shares of Common Stock theretofore issuable upon conversion of this Note, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by the holder of the number of shares of Common Stock then issuable upon conversion of this Note. Such new Note shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.4(c). The provisions of this Section 2.4(c) shall similarly apply to successive reclassifications, changes, and mergers.

                           (d) Sale or Issuance Below Purchase Price. If the Company shall at any time or from time to time after the date of this Note issue or sell any of its shares of Common Stock, options to acquire (or rights to acquire such options), or any other securities convertible into or exercisable for shares of Common Stock, for a consideration per share less than the Conversion


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                           Price in effect immediately prior to the time of such
                           issue or sale, the Conversion Price then in effect and then applicable for any subsequent period or periods shall be adjusted to a price determined by dividing (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Conversion Price then in effect and (y) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale. For purposes of this Section 2.4(d), all shares of Common Stock issuable upon the exercise and/or conversion of all outstanding warrants, options and convertible securities (including this Note) shall be deemed to be outstanding. The foregoing notwithstanding, no adjustment shall be made pursuant to this Section 2.4(d) with respect to the issuance of shares of Common Stock upon the exercise of convertible securities, options, warrants and other rights that were outstanding on the date of this Note or that may subsequently be issued under employee benefit plans approved by the Company's Board of Directors.

                           (e) Notice of Adjustment. Upon any adjustment of the Conversion Price and any increase or decrease in the number of shares of Common Stock upon the conversion of this Note; then, and in each such case, the Company, within five (5) days thereafter, shall give written notice thereof to Holder, at the address of Holder as shown on the books of the Company, which notice shall state the Conversion Price, as adjusted and the increased or decreased number of shares of Common Stock issuable upon the conversion of this Note, setting forth in reasonable detail the method of calculation of each.

Section 3         Rights as a Stockholder; Restrictions on Capital Stock.
Unless and until shares of capital stock are issued to Holder pursuant to this Note, Holder shall not be entitled to any rights of a stockholder of Maker, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, with respect to the shares of capital stock into which this Note may be converted. The certificates, if any, representing shares of capital stock issued pursuant to the provisions of this Note shall bear appropriate restrictive legends concerning the restrictions imposed on such shares of capital stock by Federal and state securities laws and any applicable stockholders' agreement by and between the Company and Holder.

Section 4         Miscellaneous.

         Section 4.1 Waiver. The rights and remedies of Holder under this Note shall be cumulative and not alternative. No waiver by Holder of any right or remedy under this Note shall be effective unless in writing signed by Holder. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Holder will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.


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         Section 4.2       Notices. Any notice required or permitted by this
Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or three days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

         Section 4.3 Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         Section 4.4 Governing Law. This Note will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

         Section 4.5 Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

         Section 4.6 Treatment of Note. To the extent permitted by generally accepted accounting principles, until conversion of the Note to a capital contribution in accordance with Section 2, the Company will (except as otherwise provided by the terms of any Senior Indebtedness) treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

         Section 4.7 Collection Costs. If this Note (including all accrued interest) is not paid in full when due, the Company promises to pay, upon demand but subject to the provisions of Section 1.4, all reasonable costs and expenses of collection and reasonable attorneys' fees and expenses and court costs incurred by Holder on account of such collection, whether or not suit is filed.


                  [Remainder of Page Intentionally Left Blank.]



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         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.


                                     BEACON EDUCATION MANAGEMENT, INC.

                                     By:  /s/ William R. DeLoache, Jr.
                                          ----------------------------

                                     Name:  William R. DeLoache, Jr.
                                            ------------------------

                                     Title:  Chairman
                                            ------------------------
                                     Address:    112 Turnpike Road, Suite 107
                                                 Westborough, MA 01581


AGREED TO AND ACCEPTED:

HAMBRECHT 1980 REVOCABLE TRUST


  /s/ William R. Hambrecht
-------------------------------------
William R. Hambrecht, Trustee

Address: 539 Bryant Street, Suite 100
         San Francisco, CA 94107


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